Exhibit 10.4
EXECUTION COPY
MEMBERSHIP INTEREST PLEDGE AGREEMENT
This MEMBERSHIP INTEREST PLEDGE AGREEMENT (together with all amendments, supplements and modifications, if any, from time to time hereto, this “Agreement”), dated as of July 7, 2009, is made by CKR ACQUISITION CORP., a Delaware corporation (hereinafter, the “Pledgor”), in favor of Wells Fargo Bank, National Association, in its capacity as the collateral agent (in such capacity, together with its successors and assignees, the “Collateral Agent”) for the Secured Parties (as defined below).
WHEREAS, Real Mex Restaurants, Inc., a Delaware corporation (the “Issuer”), the guarantors party to the Indenture (as defined below) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) thereunder, are parties to that certain indenture, dated as of even date herewith (as amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time, the “Indenture”);
WHEREAS, the Collateral Agent, the Trustee and General Electric Capital Corporation, as Agent, have entered into the Intercreditor Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);
WHEREAS, the Pledgor is the legal and beneficial owner of not less than one hundred percent (100%) of the membership interests in each of the limited liability companies set forth in Schedule 1 attached hereto (collectively, the “LLCs”, and each individually, an “LLC”);
WHEREAS, the holders of the Note Obligations (the “Holders”) have required, as a condition to the purchase of the Notes under the Indenture, that the Pledgor grant to the Collateral Agent for the ratable benefit of the Collateral Agent, the Trustee and the Holders (collectively, the “Secured Parties”) a security interest in and to the Collateral (as defined herein); and
WHEREAS, the Pledgor wishes to grant pledges and security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, as herein provided.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS.
Except as otherwise defined in this Agreement, all capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Indenture. For purposes of this Agreement, “Obligations” means all of the Note Obligations (including, without limitation, the Issuer’s Obligations under or in respect of the Notes (including any exchange notes issued from time to time pursuant to any agreement to provide registration rights in respect of the Notes)) and, in addition, if the Pledgor is a Guarantor of the Note Obligations, all obligations and liabilities of the Pledgor which may arise under or in connection with such Guarantee or any other Note Document to which the Pledgor is a party, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Note Document). Unless otherwise provided herein, the rules of construction set forth in Section 1.04 of the Indenture shall be applicable to this Agreement. Terms used herein and not defined in the Indenture or otherwise defined herein that are defined in the Uniform Commercial Code of the State of New York have such defined meanings herein (with terms used in Article 9 controlling over terms used in another Article), unless the context otherwise indicates or requires, and the following terms shall have the following meanings:
Cash Collateral. See §4.2.
Cash Collateral Account. See §4.2.

Collateral. The Pledged Interests, the Additional Interest, the Cash Collateral, the Cash Collateral Account, and all other property now or hereafter pledged or assigned to the Collateral Agent for the benefit of the Secured Parties by the Pledgor hereunder, and all income therefrom, increases therein and proceeds thereof.
Limited Liability Agreements. Collectively, each of the Operating Agreements (in effect on the date hereof and including any amendments or modifications permitted by §3.2(a) hereof), as set forth in Schedule 2 attached hereto.
Pledged Interests. See §2.1 hereof.
Time Deposits. See §4.2.
2. PLEDGE OF MEMBERSHIP INTERESTS.
2.1. Grant of Security Interests. The Pledgor hereby pledges, grants a security interest in, mortgages, collaterally assigns and transfers and delivers to the Collateral Agent, for the benefit of the Secured Parties, subject to the terms and conditions hereinafter set forth, as security for the payment and performance in full when due of all of the Obligations, all the right, title and interest of the Pledgor in and to one hundred percent (100%) of the aggregate membership interests in each of the LLCs, to be held, to the extent certificated, by the Priority Lien Collateral Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, for the benefit of the Secured Parties, wherever located and whether now owned or hereafter acquired or arising, including, without limitation, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Pledgor on account of its interest as a member in each LLC or in the nature of a management, investment banking or other fee paid or payable by any LLC to the Pledgor, (b) all of the Pledgor’s rights and interests under each Limited Liability Agreement, including all voting and management rights under the respective Limited Liability Agreement and all rights to grant or withhold consents or approvals, (c) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each LLC, (d) all other rights, interests, property or claims to which the Pledgor may be entitled in its capacity as a member of each LLC, and (e) all proceeds and products of any of the foregoing (all of the foregoing rights, title and interest described in the foregoing clauses (a) through (e) being herein referred to collectively as the “Pledged Interests”).
2.2. Additional Interest. The Pledgor also hereby pledges, assigns, and grants a security interest in any additional membership interests in any LLC or any successor of any LLC (the “Additional Interest”), to the Collateral Agent, for the benefit of the Secured Parties. If the Pledgor shall acquire any Additional Interests, then the Pledgor shall deliver to the Priority Lien Collateral Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement to be held by the Priority Lien Collateral Agent for the benefit of the Secured Parties forthwith any certificates therefor, accompanied by appropriate instruments of assignment duly executed by the Pledgor in blank.
2.3. Pledge of Cash Collateral Account. The Pledgor also hereby pledges and assigns to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Cash Collateral Account and all of the Cash Collateral, subject to the terms of this Agreement.

2.4. Waiver of Certain Limited Liability Agreement Provisions. The Pledgor irrevocably waives any and all provisions of the Limited Liability Agreements that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, or (b) otherwise conflict with the terms of this Agreement.
2.5. Security for Obligations. This Agreement and the security interest in and pledge of the Collateral hereunder are unconditionally made with and granted to the Collateral Agent, for the benefit of the Secured Parties, as security for the payment and performance in full of all the Obligations. Notwithstanding the foregoing provisions of this §2.5, such grant of security interest shall not extend to, and the term “Collateral” shall not include, any Excluded Assets.
2.6. Tender of Members’ Consents. The Pledgor has tendered to the Collateral Agent the consent of any other member of the LLCs that is necessary or appropriate for the consummation of the transactions contemplated hereby.
2.7. Authorization to File Financing Statement. The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as the Collateral, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Collateral Agent promptly upon request. The financing statement may indicate some or all of the Collateral on the financing statements and any amendments thereto. The Pledgor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements if filed prior to the date hereof.
3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.
3.1. Representations and Warranties. The Pledgor hereby represents and warrants to the Secured Parties, as follows:
(a) Each LLC is duly organized, validly existing, and in good standing under the laws of the state in which it is organized and all other jurisdictions where such LLC does business. Each Limited Liability Agreement is in full force and effect; the Pledgor is a duly constituted member of each LLC; the persons and entities listed as members in each Limited Liability Agreement are the only members of each LLC as of the date hereof; and the Pledged Interests are validly issued, non-assessable and fully paid membership interests in each LLC.
(b) The Pledgor has all requisite corporate (or equivalent company) right, power and authority to make this Agreement (including the provisions enabling the Collateral Agent or its nominee, upon the occurrence of an Event of Default, to exercise the voting or other rights provided for herein) and under applicable law, without the consent, approval or authorization of, or notice to, any other person, including any regulatory authority or any person having any interest in any LLC.

(c) The execution, delivery, and performance of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or other action on behalf of the Pledgor, (ii) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order or decree to which the Pledgor is subject, (iii) do not conflict or violate any provision of the Pledgor’s governing documents, and (iv) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which the Pledgor is party or subject, or to which any of its assets are subject.
(d) This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid, and binding obligation of the Pledgor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefor may be brought.
(e) The Pledgor is the sole, direct, legal and beneficial owner of all Pledged Interests, which Pledged Interests constitute not less than one hundred percent (100%) of the membership interests in each LLC, as of the date hereof, and has good and marketable title thereto, free from any right or claim of any person or any Lien, except for the security interest created by this Agreement and other Permitted Liens; and the liens and security interests hereunder, constitute valid and perfected first priority liens and security interests (subject, as to priority, only to Permitted Prior Liens).
(f) If the Pledgor is an organization, the Pledgor’s type and jurisdiction of organization and the Pledgor’s organizational identification number, if the Pledgor has one, is set forth below the Pledgor’s signature to this Agreement. The Pledgor’s principal place of business, chief executive office, and the place where its records concerning the Collateral are kept is located at 5660 Katella Avenue, Suite 100, Cypress, California 90630.
(g) The Pledgor has no further obligation to make any contribution or other payment to any LLC with respect to the Pledged Interests.
(h) The copy of each Limited Liability Agreement attached hereto as Exhibit A is a true, correct, and complete copy thereof, and none of the Limited Liability Agreements has been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered to the Collateral Agent and attached hereto as Exhibit A.
3.2. Covenants. The Pledgor covenants to the Secured Parties as follows:
(a) The Pledgor will not amend or modify any of the existing Limited Liability Agreements (except for ministerial or other non-substantive amendments or modifications) as in effect on the date hereof (or any other governing document with respect to the Pledged Interests or any Additional Interest), including any amendment or modification which would cause Article 8 of the UCC to govern any of the Pledged Interest, or waive any rights or benefits under any Limited Liability Agreement (or such other governing document), without the prior written consent of the Collateral Agent which consent shall not be unreasonably withheld.

(b) The Pledgor will not sell, dispose of or assign, beneficially or of record, or grant, create, permit or suffer, any Lien on any of the Pledged Interests, or withdraw as a member of any LLC or permit the dissolution or merger of such LLC, except as permitted under the Indenture.
(c) The Pledgor shall not cast any vote or give or grant any consent, waiver or ratification or take any other action which could reasonably be expected to (i) directly or indirectly authorize or permit the dissolution, liquidation or sale of any LLC or the sale, lease, assignment, transfer or other disposition of any of the assets of any LLC (except any disposal in the ordinary course of business or otherwise as permitted under the Indenture and so long as no Event of Default has occurred and is continuing), whether by operation of law or otherwise, (ii) have the result of materially and adversely affecting any of the Collateral Agent’s or any of the other Secured Parties’ rights under this Agreement or under any of the other Note Documents, (iii) violate the terms of this Agreement or any of the other Note Documents, (iv) have the effect of impairing the validity, perfection or priority of the security interest of the Collateral Agent, for the benefit of the Secured Parties, in any manner whatsoever, or (v) cause an Event of Default.
(d) The Pledgor will comply in all material respects with all laws, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, and perform and observe its duties under each Limited Liability Agreement or other governing documents with respect to the Pledged Interests.
(e) The Pledgor will (i) keep and maintain at its own cost and expense at its address set forth above satisfactory and complete records of the Collateral including a record of all payments received and all other dealings of a material nature with the Collateral, and (ii) mark its books and records pertaining to the Collateral and its books and records kept in its jurisdiction of organization to evidence this Agreement and the liens and security interests granted hereby.
(f) Subject to the provisions of Section 4.05 of the Indenture, the Pledgor will pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind.
(g) The Pledgor will advise the Collateral Agent promptly, in reasonable detail, of (i) any Lien made or asserted against any of the Collateral except to the extent such Lien is a Permitted Lien; (ii) any material change in the composition of the Collateral; (iii) the occurrence of any other event or condition which to its knowledge is likely to have a material adverse effect on the validity, perfection or priority of the liens and security interests granted hereunder; and (iv) any bankruptcy or litigation case or proceeding relating to any of the Collateral.
(h) The Pledgor will not (i) if the Pledgor is an organization, change its type or jurisdiction of organization or, if it has one, its organizational identification number, (ii) change its principal place of business or chief executive office or the location of the records concerning the Collateral without giving prior written notice to the Collateral Agent and taking such actions as may be necessary or appropriate in the reasonable opinion of the Collateral Agent duly to perfect and continue the perfection of the Collateral Agent’s first priority lien and security interest (subject, as to priority, only to Permitted Prior Liens), for the benefit of the Secured Parties, in the Collateral pursuant to the laws of any jurisdiction into which such place of business, chief executive office, or records is or are transferred, and (iii) change its name in any manner that might make any financing statement filed hereunder misleading or invalid unless, in each case, the Pledgor shall have notified the Collateral Agent thereof prior to the occurrence thereof and taken all such actions as may be necessary or appropriate in the reasonable opinion of the Collateral Agent to make any financing statement filed in favor of the Collateral Agent not misleading or invalid.

(i) The Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and that of each LLC, the power and authority of the Pledgor to own its property and carry on its business, the qualification of each of the Pledgor and each LLC to do business in its jurisdiction of organization, and the qualification of the Pledgor to do business in each other jurisdiction where such qualification is necessary except where the failure so to qualify would not have a material adverse effect on the rights and interests of the Collateral Agent or any of the other Secured Parties hereunder.
(j) Without limiting the provisions of §2.7 above, the Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having priority over all other Liens other than Permitted Prior Liens and, in furtherance of, but without limiting, the foregoing, except as otherwise expressly permitted by this Agreement, shall (i) no later than the later of the date hereof and within one (1) Business Day of the date on which any Collateral that would not be covered by previously filed Uniform Commercial Code financing statements is acquired, file, or cause to be filed, Uniform Commercial Code financing statements (or amendments to existing Uniform Commercial Code financing statements) (or such other statements as may be required under applicable law) in such manner and in such places as may be required under applicable law to fully preserve, maintain, and protect the security interest of the Collateral Agent and the priority thereof in the Collateral granted hereunder, including the filing of Uniform Commercial Code financing statements in the jurisdiction of organization of the Pledgor, naming the Pledgor as the debtor, naming the Collateral Agent as the secured party and describing the collateral as the Collateral and (ii) to the extent that the security interest granted hereunder with respect to the applicable assets remains in effect at such time, file Uniform Commercial Code continuation statements (or such other statements as may be required under applicable law to continue the priority of the security interests described in clause (i)) in the jurisdiction of organization of the Pledgor and in any other location as necessary or appropriate under applicable law to continue such security interest and the priority thereof, no earlier than six (6) months and no later than thirty (30) days prior to the date on which the financing statements described in clause (i) would otherwise lapse or become ineffective under applicable law. The Pledgor agrees to deliver to each of the Trustee and the Collateral Agent copies of all Uniform Commercial Code financing statements (including continuation statements) and other statements filed pursuant to this §3.2(j) within ten (10) days after the filing thereof.
4. RIGHTS OF COLLATERAL AGENT.
4.1. Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, its successors and assigns, its true and lawful attorney-in-fact, with power and authority and with full power of substitution, at the expense of the Pledgor, either in the Collateral Agent’s own name or in the name of the Pledgor, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may reasonably be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do the following:
(i) to take any action and execute any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof;

(ii) to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all sums or properties that may be or become due, payable, or distributable in respect of the Collateral or that constitute a part thereof, with full power to settle, adjust, or compromise any claim thereunder or therefor as fully as the Pledgor could do;
(iii) to endorse or sign the name of the Pledgor on all instruments given in payment or in part payment thereof and all documents of satisfaction, discharge, or receipt required or requested in connection therewith; and
(iv) to file or take any action or institute any case or proceeding that the Collateral Agent may deem necessary or appropriate to collect or otherwise realize upon any or all of the Collateral, or effect a transfer thereof, or that may be necessary or appropriate to protect and preserve the right, title, and interest of the Collateral Agent, for the benefit of the Secured Parties, in and to the Collateral and the security intended to be afforded hereby.
4.2. Cash Collateral Account. All sums of money that are delivered pursuant to this §4 to the Priority Lien Collateral Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement shall be deposited into an interest bearing account with the Priority Lien Collateral Agent or another financial institution selected by the Priority Lien Collateral Agent in its sole discretion (any such account, whether maintained with the Priority Lien Collateral Agent or in the Priority Lien Collateral Agent’s name as customer being herein referred to as the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including certificates of deposit issued by the Priority Lien Collateral Agent or the Collateral Agent or another financial institution selected by the Priority Lien Collateral Agent in its sole discretion (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), that are satisfactory to the Priority Lien Collateral Agent and the Collateral Agent, provided, in any such case, arrangements satisfactory to the Collateral Agent are made to perfect, and to ensure the first priority of the Collateral Agent’s security interest in such Time Deposits (subject, as to priority, only to Permitted Prior Liens). Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.” If the Cash Collateral Account is not maintained with the Priority Lien Collateral Agent, subject to the Intercreditor Agreement, the Pledgor shall, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the depositary bank with which the Cash Collateral Account is maintained to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the funds comprising the Cash Collateral, without further consent of the Pledgor, or (b) arrange for the Collateral Agent to become the customer of such depositary bank with respect to the Cash Collateral Account.
4.3. Distributions, Conversion, Voting, etc. So long as no Event of Default shall have occurred and be continuing, and to the extent permitted under the Indenture, the Pledgor shall be entitled to:
(a) receive all cash and other distributions paid in respect of the Pledged Interests not made in violation of the Indenture;

(b) exercise any and all management or voting rights relating to the Pledged Interests;
(c) give any and all consents, waivers, approvals, and ratifications in respect of the Pledged Interests; and
(d) access and use any and all books and records including computer software and computer software programs.
All such rights of the Pledgor to receive cash and other distributions shall cease if an Event of Default shall have occurred and be continuing, and in each such case the Pledgor shall, subject to the Intercreditor Agreement (i) at the request of the Collateral Agent, issue appropriate instructions that any such distributions be paid directly to the Priority Lien Collateral Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement to be held by the Priority Lien Collateral Agent, for the benefit of the Secured Parties, or to such account as the Priority Lien Collateral Agent may designate, and (ii) hold in trust for the Collateral Agent and immediately pay over any such distributions received by the Pledgor to the Priority Lien Collateral Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement to be held by the Priority Lien Collateral Agent, for the benefit of the Secured Parties. All such rights of the Pledgor referred to in clauses (b) and (c) shall, subject to the Intercreditor Agreement, at the Collateral Agent’s sole option, as evidenced by the Collateral Agent’s notifying the Pledgor in writing of its exercise of such option, cease in case an Event of Default shall have occurred and be continuing.
4.4. No Assignment of Duties. This Agreement constitutes a collateral assignment of the Pledged Interests and the other Collateral only and not an assignment of any duties or obligations of the Pledgor with respect thereto, and by its acceptance hereof and whether or not the Collateral Agent shall have exercised any of its rights or remedies hereunder, none of the Secured Parties undertakes to perform or discharge, and none of the Secured Parties shall be responsible or liable for the performance or discharge of, any such duties or responsibilities, including, without limitation, for capital calls. The Pledgor agrees that, notwithstanding the exercise by the Collateral Agent of any of its rights hereunder, the Pledgor shall remain liable for the full and prompt performance of all of the Pledgor’s obligations and liabilities with respect to each LLC. Under no circumstances shall the Collateral Agent, any of the other Secured Parties or any holder of any of the Obligations as such be deemed to be a member of any LLC by virtue of the provisions of this Agreement unless expressly agreed to in writing by the Collateral Agent or such other Secured Party or holder, as applicable. Without limiting the generality of the foregoing, none of the Secured Parties shall have any member fiduciary duty to the Pledgor, whether by virtue of the security interests and liens hereunder, or any enforcement action in respect of such security interests and liens, unless and until the Collateral Agent or such other Secured Party is admitted to such LLC as a substitute member after exercising enforcement rights under Article 9 of the Uniform Commercial Code in effect in the State of New York, or otherwise.
5. REMEDIES.
5.1. Remedies. During the continuance of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent shall have, in addition to the rights, powers and authorizations to collect the sums assigned hereunder, all rights and remedies of a secured party under the Uniform Commercial Code and under other applicable law with respect to the Pledged Interests and any other Collateral hereunder, including, without limitation, the following rights and remedies:
(a) if the Collateral Agent so elects and gives written notice of such election to the Pledgor, the Collateral Agent may, in its sole discretion, (i) exercise any management or voting rights relating to the Pledged Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including for the amendment or modification of any operating agreement or other governing documents or the liquidation of the assets of any LLC, (ii) give all consents, waivers, approvals, and ratifications in respect of such Pledged Interests, and (iii) otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Pledgor, with full power and authority of substitution, to do so);

(b) the Collateral Agent may, in its sole discretion, demand, sue for, collect, compromise, or settle any rights or claims in respect of any Collateral, as attorney-in-fact pursuant to §4.1 or otherwise;
(c) the Collateral Agent may, in its sole discretion, sell, resell, assign, deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, in such manner, at such place or places, at such time or times, and to such persons or entities as the Collateral Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by applicable law; provided that the purchaser of all or any of the Collateral shall agree not to use any tradename of the Issuer or any of its Subsidiaries following such purchase;
(d) the Collateral Agent may, in its sole discretion, cause all or any part of the Pledged Interests held by it to be transferred into its name or the name of its nominee or nominees; and
(e) the Collateral Agent may, in its sole discretion, set off against the Obligations or place an administrative hold or freeze on any and all sums deposited in the Cash Collateral Account and any Time Deposits issued by the Collateral Agent pursuant to the terms of §4.2 above, with any withdrawal penalty relating to Time Deposits being an expense of collection.
5.2. Remedies Not Exclusive. No single or partial exercise by the Collateral Agent of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each right, power and remedy herein specifically granted to the Collateral Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time and as often and in such order as may be deemed expedient by the Collateral Agent in its sole discretion.
5.3. Public Sale. In the event of any disposition of the Collateral as provided in §5.1(c), the Collateral Agent shall give to the Pledgor at least ten (10) Business Days’ prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other disposition is to be made. The Pledgor hereby acknowledges that ten (10) Business Days’ prior written notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Collateral Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Collateral Agent may buy any part or all of the Collateral at any public sale or other disposition and if any part or all of the Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, the Collateral Agent may buy at private sale or other disposition and may make payments thereof by any means. The Collateral Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Collateral Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to this Agreement, and then to the Obligations in accordance with the provisions of the Indenture. Only after such applications, and after payment by the Collateral Agent of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the New York Uniform Commercial Code, need the Collateral Agent account to the Pledgor for any surplus.

5.4. Private Sale. The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of the Collateral by reason of the lack of a ready market for the Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws, federal banking laws, and other applicable laws, and that the Collateral Agent may be compelled to resort to one or more private sales or other dispositions thereof to a restricted group of purchasers and that the Collateral Agent may determine that it is undesirable or inadvisable to effect a public sale by reason of the time, expense or other adversities inherent in such a sale and may, in its reasonable discretion, choose to resort to one or more private sales. The Pledgor agrees that any such private sales or other dispositions may be at prices and other terms less favorable to the seller than if sold at public sales or other dispositions and that such private sales or other dispositions shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale or other disposition of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale or other disposition under the Securities Act of 1933 and applicable state securities laws. Any such sale or other disposition of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale or other disposition where the Collateral Agent or any other Person or entity may be the purchaser of all or part of the Collateral so sold or otherwise disposed of. The Pledgor agrees that to the extent notice of sale or other disposition shall be required by law, at least ten (10) Business Days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Subject to the foregoing, the Collateral Agent agrees that any sale or other disposition of the Pledged Interests shall be made in a commercially reasonable manner. The Collateral Agent shall incur no liability as a result of the sale or other disposition of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this §5.4.
5.5. Title. The Pledgor further acknowledges its obligation for payment of any deficiency remaining beyond the amount of the sale or other disposition price of the Pledged Interests, or any of them, less any payment or expenses incurred by the Collateral Agent in connection with such sale or other disposition, and, subject to the Intercreditor Agreement, the Pledgor will promptly pay the amount of any such deficiency to the Collateral Agent for further delivery to the Trustee for application in accordance with the provisions of the Indenture. Nothing contained in this Agreement shall be construed to require the Collateral Agent to take any action with respect to the Pledged Interests, whether by way of foreclosure or otherwise and except as required by each Limited Liability Agreement, in order to permit the Collateral Agent to become a substitute member of any LLC under the applicable Limited Liability Agreement.

6. ASSIGNMENT NOT AFFECTED BY OTHER ACTS; WAIVERS BY PLEDGOR.
The Pledgor acknowledges and agrees that the security interests and collateral assignments herein provided for shall remain in full force and effect and shall not be impaired by any acceptance by the Collateral Agent of any other collateral security for or guaranty of any of the Obligations, or by any failure or neglect or omission on the part of the Collateral Agent to realize upon, collect or protect any Obligations or any Collateral. The security interests and collateral assignments herein provided for shall not in any manner be affected or impaired by any renewal, extension, modification, amendment, waiver, or restatement of any of the Obligations or of any collateral security therefor, or of any guaranty thereof, the Pledgor hereby waiving any and all suretyship defenses to the extent otherwise applicable. In order to sell or otherwise dispose of or otherwise realize upon the security interests and assignments herein granted and provided for, and exercise the rights granted the Collateral Agent hereunder and under applicable law, there shall be no obligation on the part of the Collateral Agent at any time to first resort for payment to any guarantors of the Obligations or any part thereof or to resort to any other collateral security, property, liens or other rights or remedies whatsoever, and, subject to the Intercreditor Agreement, the Collateral Agent shall have the right to enforce the security interests and collateral assignments herein provided for irrespective of whether or not other proceedings are pending for realization upon or from any of the foregoing. Except to the extent required by applicable law or by the Indenture, the Pledgor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of each LLC or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Pledgor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Pledgor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the LLCs or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Indenture, the other Note Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which any Secured Party may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which any Secured Party might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Pledgor or otherwise operate as a release or discharge of the Pledgor, all of which may be done without notice to the Pledgor. To the fullest extent permitted by law, the Pledgor hereby expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent the Collateral Agent or any Lender from bringing any action or exercising any other right or remedy against the Pledgor before or after the Collateral Agent’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by any Secured Party.
7. REGISTRATION AND FILING.
The Pledgor will cause any financing statements with respect to the Collateral at all times to be kept recorded and filed at its or such LLC’s expense in such a manner and in such places as may be required by law in order to fully perfect the interests and protect the rights of the Collateral Agent and the Secured Parties hereunder.

8. MISCELLANEOUS.
8.1. Additional Instruments and Assurances. The Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Collateral Agent may reasonably request to effect the purposes of this Agreement and to secure to the Collateral Agent the benefits of all rights and remedies conferred upon the Collateral Agent by the terms of this Agreement.
8.2. Release of Security Interest; Termination. At such time as all of the Obligations have been finally paid and satisfied in full, this Agreement shall terminate and, subject to Article 10 of the Indenture (including Section 10.06 thereof) and the Intercreditor Agreement, the Liens granted hereunder shall be released and the Collateral Agent shall, subject to the satisfaction of the conditions described in Article 10 of the Indenture (including Section 10.06 thereof), following the written request and at the expense of the Pledgor, without any recourse or representation, warranty or liability of any kind, execute and deliver to the Pledgor such deeds, assignments and other instruments, prepared by the Pledgor and delivered to the Collateral Agent for its execution, as may be necessary or proper to release the Liens granted hereunder and to reassign and reconvey to and re-vest in the Pledgor the entire right, title and interest to the Collateral previously granted, assigned, transferred and conveyed to the Collateral Agent by the Pledgor pursuant to this Agreement, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof that may have been made pursuant to or in accordance with any Note Document or the Intercreditor Agreement.
8.3. Collateral Agent’s Exoneration. Under no circumstances shall the Collateral Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral to the extent that any Collateral is in the physical possession of the Collateral Agent and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner with respect to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be required to take any action of any kind to collect, preserve or protect its or the Pledgor’s rights in the Collateral or against other parties thereto. The Collateral Agent’s prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations. In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Article 7 of the Indenture, mutatis mutandis, as if the Collateral Agent was the “Trustee,” each reference therein to the Indenture was a reference to this Agreement and the other Security Documents and each reference therein to the “Company” or any “Guarantor” was a reference to the Pledgor. The Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Collateral made and granted hereby, including with respect to limitation of liability and indemnification, are more fully set forth in Article 10 of the Indenture, the terms and provisions of which are incorporated by reference herein.
8.4. No Waiver, etc. No amendment or modification to, or any waiver of, any provision of this Agreement shall be effective unless such amendment, modification or waiver is permitted under and effected in accordance with Article 9 of the Indenture. No act, failure or delay by the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
8.5. Waiver By Pledgor. The Pledgor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Indenture or for notices required in connection with judicial proceedings).

8.6. Notice, etc. All notices, requests and demands hereunder shall be in writing and (a) made to (i) the Collateral Agent at Wells Fargo Bank, National Association, Corporate Trust Services, 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, Attn: Maddy Hall, and to (ii) the Pledgor care of the address for notices for the Issuer under the Indenture or to such other address as any party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.
8.7. Overdue Amounts. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Indenture for payment on the Notes during the continuation of an Event of Default
8.8. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York sitting in New York County or in the United States District Court of the Southern District of New York, or any appellate court from any thereof, and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon the Pledgor by mail at the address specified in §8.6 of this Agreement. The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
8.9. Waiver of Jury Trial. THE PLEDGOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.
8.10. Limitation of Liability. Except as prohibited by applicable law, the Pledgor waives any right which it may have to claim or recover in any proceeding referred to in the preceding sentence any special, exemplary or punitive damages or any damages other than, or in addition to, actual or consequential damages. The Pledgor (a) certifies that neither the Collateral Agent nor any other Secured Party nor any representative, agent or attorney of the Collateral Agent or any other Secured Party has represented, expressly or otherwise, that the Collateral Agent or such other Secured Party would not, in the event of any litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Indenture and the other Note Documents to which the Collateral Agent or any of the other Secured Parties is a party, the Collateral Agent and the other Secured Parties are relying upon, among other things, the waivers and certifications contained in this §8.10.
8.11. Intercreditor Agreement. The provisions of this Agreement are subject in all respects to the provisions of the Intercreditor Agreement and, in the event of any discrepancy or inconsistency between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

8.12. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided that neither this Agreement nor any rights or obligations hereunder may be assigned by the Pledgor, without the prior written consent of the Collateral Agent acting at the direction of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any such purported assignment in breach of this proviso shall be of no force and effect. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.
8.13. Delivery. Notwithstanding the foregoing, subject to the terms of the Intercreditor Agreement, at such time as there are no Priority Lien Obligations existing that have not been Discharged (as defined in the Intercreditor Agreement), any and all items (including instruments of transfer or assignments in blank) that are required to be delivered, assigned, and/or endorsed to the Priority Lien Collateral Agent under this Agreement shall be delivered, assigned and/or endorsed to the Collateral Agent.
8.14. Entire Agreement. This Agreement and the other Note Documents and any other document executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have executed this Membership Interest Pledge Agreement as of the date first above written.

CKR ACQUISITION CORP., a Delaware corporation
By:
Name:
Title:

Organizational ID Number: 3863478
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:
Signature Page to Membership Interest Pledge Agreement

CONSENT
The undersigned has reviewed the items, conditions and provisions of the Membership Interest Pledge Agreement (the “Agreement”) and hereby consents to the transactions contemplated by the Agreement.

CHEVYS RESTAURANTS, LLC
By:
Name:
Title:

SCHEDULE 1
Pledged Interests

LLC	Record Owner	Percentage Owned

Chevys Restaurants, LLC	CKR Acquisition Corp.	100%

SCHEDULE 2
Limited Liability Agreements

LLC	Operating Agreement	Date

Chevys Restaurants, LLC	Limited Liability Company Agreement	November 15, 2004

EXHIBIT A
COPY OF LIMITED LIABILITY AGREEMENT OF
CHEVYS RESTAURANTS, LLC
[See attached]